EXHIBIT INDEX
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Exhibit No.  Description
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 5          Opinion of Martin S. Wagner, Esq.
23 (a)      Consent of Independent Auditors.
   (b)      Consent of Martin S. Wagner, Esq. (see Exhibit 5).
24 (a)      Certified Resolution.
   (b)      Power of Attorney.